Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:                                                              WILLIAM R. SCHLUETER - (203) 625-0770

SECURITY CAPITAL CORPORATION REDEEMS ALL SHARES OF ITS

CONVERTIBLE REDEEMABLE PREFERRED STOCK

Greenwich, CT – November 11, 2004 – Security Capital Corporation (AMEX: SCC) (“Security Capital”) announced that, at the request of the holder of its convertible redeemable preferred stock (the “Preferred Stock”), on November 10, 2004, Security Capital redeemed all 500,000 outstanding shares of the Preferred Stock in accordance with its terms at a redemption price of $10.00 per share.  In connection with such redemption, Security Capital will reflect in the third quarter the accretion of $1,023,000 to reflect the difference between the $3,977,000 carrying value of the Preferred Stock at June 30, 2004 and the $5,000,000 aggregate redemption value of the Preferred Stock.

Security Capital operates two subsidiaries in two distinct business segments, employer cost containment and health services and educational services.  Security Capital recently sold its seasonal products business, Pumpkin Ltd., which was accounted for as a discontinued operation.

This statement contains “forward-looking” statements within the meaning of the “safe harbor” provision of the Private Litigation Reform Act of 1995.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, as described in Security Capital’s periodic reports filed with the Securities and Exchange Commission.